FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES THIRD QUARTER RESULTS

~ EPS of $0.19; Net Sales Up 9% to $198.3 million ~
~ Reaffirms Full Year Guidance ~
~ Elizabeth Arden and Allergan, Inc. to Co-Market PREVAGE(TM); Anti-Aging Treatment ~

          New York, New York (May 4, 2005) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for the three- and nine-month periods ended March 31, 2005.

THIRD QUARTER RESULTS

          In line with previously announced expectations, net sales advanced 9% to $198.3 million for the three months ended March 31, 2005, from $182.2 million in the third quarter of the prior fiscal year. The sales growth was driven by the roll-out of the Britney Spears' Curious fragrance into additional international and travel retail markets, Curious' continued success in U.S. department stores, and increased sales of the Elizabeth Arden Provocative Woman fragrance. Excluding the favorable impact of foreign currency translation, net sales increased 6%.

          Gross margin continued to increase and expanded 250 basis points to 48.3% from 45.8% in the comparable period last year. This improvement reflects greater margin contribution from owned brands this year versus the same period last year, as well as lower promotional and operational expenses as a percentage of net sales. Selling, general and administrative expenses increased 21%, primarily due to increased advertising expenditures to support brand growth.

          Net income advanced to $5.6 million, or $0.19 per diluted share, from a net loss of $10.5 million, or $0.46 per share in the year-ago period. Excluding debt extinguishment and restructuring charges, earnings for the prior year period were $0.23 per diluted share.

          E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc., commented, "Overall, we are pleased with our third quarter results. Sales growth was highlighted by the continued international rollout of Curious, which thus far has experienced similar success to the launch in the U.S., where it was the number one launch in U.S. department stores during the 2004 holiday season and remains a top ten fragrance. We expect our fourth fiscal quarter, which is our seasonally slow quarter, to be executed according to plan and are in the process of finalizing our plans for the first half of fiscal 2006.

           "As we look ahead, we are excited about our pipeline of innovation and strategic initiatives, particularly the scheduled launch of a new fragrance for Britney Spears in U.S. department stores this fall and the recently announced alliance with Allergan, Inc. Through our collaboration with Allergan, a leader in pharmaceutical dermatology and the maker of Botox(R) Cosmetic, we will be exclusively producing and marketing PREVAGE(TM), the breakthrough anti-aging treatment to prestige retailers worldwide. The dermatology-inspired skin care market is experiencing explosive growth and we intend to take advantage of this opportunity by providing the latest and most effective anti-aging technology available to consumers globally. This initiative is expected to contribute to revenue and earnings growth beginning in the second half of fiscal 2006 and fiscal 2007. We look forward to providing more detail on these programs and the rest of our plans for fiscal 2006 during our fiscal year end call in August," concluded Mr. Beattie.

NINE-MONTH RESULTS

          Net sales increased 8% to $733.4 million during the nine months ended March 31, 2005 from $677.4 million in the comparable period last year. Net income to common advanced to $42.1 million, or $1.41 per diluted share, versus a loss of $8.9 million, or $0.41 per share, for the nine-month period last year. Excluding debt extinguishment and restructuring charges as well as the accelerated accretion on the converted preferred stock, earnings for the prior year period were $1.32 per diluted share.

OUTLOOK

          For the full fiscal year ending June 30, 2005, the Company is reiterating its net sales guidance of $900 million to $910 million and its expectation of earnings per diluted share of $1.26 and $1.30, representing an increase of 25% to 29% over the prior fiscal year, excluding charges incurred in the prior year period.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 5:00 p.m. Eastern Standard Time. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at www.elizabetharden.com/corporate/calendar_of_events.asp. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until May 18, 2005.

Elizabeth Arden is a global prestige beauty products company. The Company's portfolio of brands includes the fragrance brands Elizabeth Arden's Red Door, Red Door Revealed, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea, ardenbeauty and Elizabeth Arden Provocative Woman, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, Britney Spears' Curious, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker, Senior Vice President, Finance
(203) 462-5809

Investor/Press Contact:	Cara O'Brien, Lila Sharifian/Melissa Merrill
Financial Dynamics
(212) 850-5000

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence and operations; the impact of competitive products and pricing; risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks, political instability in certain regions of the world, and external factors affecting customer purchasing patterns; our ability to successfully launch new products and implement our growth strategy; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and our indenture for our 7 3/4 % senior subordinated notes; our customers' financial condition; our ability to access capital for acquisitions; changes in product mix to less profitable products; the retention and availability of key personnel; the assumptions underlying our critical accounting estimates; delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for the majority of our supply of certain products; changes in the retail, fragrance and cosmetic industries; our ability to protect our intellectual property rights; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended

	March 31,	April 3,	March 31,	April 3,
	2005	2004	2005	2004

Net Sales	$198,317	$182,188	$733,424	$677,429
Cost of Sales	102,431	98,667	406,424	392,712

Gross Profit	95,886	83,521	327,000	284,717
Gross Profit Percentage (a)	48.3%	45.8%	44.6%	42.0%

Selling, General and Administrative Expenses	76,907	63,385	231,809	193,216
Depreciation and Amortization	5,176	5,273	16,158	15,758

Total Operating Expenses	82,083	68,658	247,967	208,974

Interest Expense, Net	5,582	6,772	17,841	26,623
Debt Extinguishment Charges	--	29,359	--	38,805
Other	--	(4)	--	(5)
Income (Loss) Before Income Taxes	8,221	(21,264)	61,192	10,320
Provision for (Benefit from) Income Taxes	2,602	(10,725)	19,064	(1,661)

Net Income (Loss)	5,619	(10,539)	42,128	11,981
Accretion and Dividend on Preferred Stock	--	593	--	2,291
Accelerated Accretion on Converted Preferred Stock	--	--	--	18,584

Net Income (Loss) Attributable to Common Shareholders	$5,619	$(11,132)	$42,128	$(8,894)

As reported:
Basic Income (Loss) Per Share	$0.20	$(0.46)	$1.53	$(0.41)
Diluted Income (Loss) Per Share	$0.19	$(0.46)	$1.41	$(0.41)

Basic Shares	27,888	24,202	27,582	21,584
Diluted Shares	30,164	24,202	29,890	21,584

EBITDA (b)	$18,979	$(9,219)	$95,191	$52,701

Adjusted before giving effect to the accelerated accretion on the converted Preferred Stock and debt extinguishment and restructuring charges, net of taxes: (c)
Net Income	$5,619	$5,962	$42,128	$33,320

Basic Income Per Share	$0.20	$0.25	$1.53	$1.54
Diluted Income Per Share	$0.19	$0.23	$1.41	$1.32

Basic Shares	27,888	24,202	27,582	21,584
Diluted Shares	30,164	28,890	29,890	27,027

EBITDA (b)	$18,979	$21,726	$95,191	$94,726

(a) Based on the percentage of net sales for the periods.

(b) EBITDA is defined as net income plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

The following is a reconciliation of net income (loss), as determined in accordance with generally accepted accounting principles, to EBITDA: (For a reconciliation of net income to EBITDA for prior fiscal year periods, see the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 which can be found on the Company's website at www.elizabetharden.com). (In thousands)

	Three Months Ended		Nine Months Ended

	March 31,	April 3,	March 31,	April 3,
	2005	2004	2005	2004

Net income (loss)	$5,619	$(10,539)	$42,128	$11,981
Plus:
Provision for (benefit from) income taxes	2,602	(10,725)	19,064	(1,661)
Interest expense, net	5,582	6,772	17,841	26,623
Depreciation and amortization	5,176	5,273	16,158	15,758

EBITDA	18,979	(9,219)	95,191	52,701
Debt extinguishment charges	--	29,359	--	38,805
Restructuring charges	--	1,586	--	3,220

EBTIDA excluding debt extinguishment and restructuring charges	$18,979	$21,726	$95,191	$94,726

(c) The following tables reconcile the calculation of net income (loss) per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the debt extinguishment charges, the restructuring charges related to consolidation of U.S. distribution facilities and the accelerated accretion on the converted Series D Convertible Preferred Stock ("Preferred Stock"). This disclosure is being provided because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to debt extinguishment and restructuring charges and the anti-dilutive effects of the timing of the accretion charges on the Preferred Stock. The presentation of the non-GAAP information titled "Net income per share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" or " Net income per diluted share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Three Months Ended		Nine Months Ended

	March 31,	April 3,	March 31,	April 3,
	2005	2004	2005	2004

As reported:
Basic
Net income (loss) attributable to common shareholders as reported	$5,619	$(11,132)	$42,128	$(8,894)

Weighted average shares outstanding as reported	27,788	24,202	27,582	21,584

Net income (loss) per basic share as reported	$0.20	$(0.46)	$1.53	$(0.41)

Diluted
Net income (loss) as reported	$5,619	$(11,132)	$42,128	$(8,894)

Weighted average basic shares outstanding as reported	27,888	24,202	27,582	21,584
Potential common shares - treasury method	2,276	--	2,308	--

Weighted average shares and potential dilutive shares as reported	30,164	24,202	29,890	21,584

Net income (loss) per diluted share as reported	$0.19	$(0.46)	$1.41	$(0.41)

Adjusted before giving effect to the converted Preferred Stock and debt extinguishment and restructuring charges, net of taxes
Basic
Net income (loss) attributable to common shareholders as reported	$5,619	$(11,132)	$42,128	$(8,894)
Accelerated accretion on the converted Preferred Stock	--	--	--	18,584
Debt extinguishment charges, net of taxes	--	16,239	--	21,807
Restructuring charges, net of taxes	--	854	--	1,823

Net income attributable to common shareholders as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$5,619	$5,962	$42,128	$33,320

Weighted average shares outstanding as reported	27,888	24,202	27,582	21,584

Net income per share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$0.20	$0.25	$1.53	$1.54

Diluted
Net income (loss) attributable to common shareholders as reported	$5,619	$(11,132)	$42,128	$(8,894)
Accretion and dividend on the Preferred Stock	--	593	--	2,291
Accelerated accretion on the Preferred Stock converted during the Period	--	--	--	18,584
Debt extinguishment charges, net of taxes	--	16,239	--	21,807
Restructuring charges, net of taxes	--	854	--	1,823

Net income as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$5,619	$6,554	$42,128	$35,611

Weighted average shares and potential dilutive shares as adjusted	30,164	28,890	29,890	27,027

Net income per diluted share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$0.19	$0.23	$1.41	$1.32

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2005	June 30, 2004	April 3, 2004

Cash	$25,966	$23,494	$17,250
Accounts Receivable, Net	175,889	102,306	112,428
Inventories	260,640	258,638	223,255
Property and Equipment, Net	39,469	37,198	37,031
Exclusive Brand Licenses, Trademarks and Intangibles, Net	188,459	191,842	193,570
Total Assets	724,438	663,686	633,528
Short-Term Debt	67,700	65,900	66,330
Current Liabilities	228,072	225,203	185,881
Long-Term Liabilities	236,196	236,423	246,032
Total Debt	301,502	304,466	307,098
Preferred Stock	--	--	11,206
Shareholders' Equity	260,170	202,060	190,408
Working Capital	254,459	191,872	204,715

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